Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-121232) of Knoll, Inc. on Form S-8 of our report dated June 28, 2013, which appears in this annual report on Form 11-K of the Knoll Retirement Savings Plan for the year ended December 31, 2012.

/s/  ParenteBeard LLC

Reading, Pennsylvania

June 28, 2013